EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Report of FirstEnergy Corp. (“Company”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each undersigned officer of the Company does hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brian X. Tierney
Brian X. Tierney
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ K. Jon Taylor
K. Jon Taylor
Senior Vice President, Chief Financial Officer and Strategy
(Principal Financial Officer)
Date: February 18, 2026